Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills or Tom Ryan

Integrated Corporate Relations, Inc.

310-395-2215

jmills@icrinc.com

CUTERA REPORTS SECOND QUARTER 2004 RESULTS

•    Second Quarter Revenue Increases 36% to $12.3 Million

•    Six Month Revenue Increases 53% to $23.8 Million

Brisbane, California, August 2, 2004 – Cutera, Inc. (Nasdaq: CUTR), a leading manufacturer of laser and other light-based aesthetic systems, today reported financial results for the second quarter and six-month period ending June 30, 2004.

Second quarter revenue was $12.3 million, a 36% increase over the $9.0 million recorded in the same period last year. Net income for the second quarter was $591,000, or $0.05 per diluted share, compared to net income of $695,000 reported in the second quarter of 2003. Included in the second quarter 2004 results is $355,000 of pre-tax, non-cash, stock-based compensation charges, compared to charges of $242,000 in the second quarter of 2003.

The Company’s revenue for the six months ended June 30, 2004 was $23.8 million, a 53% increase compared to $15.6 million recorded in the same period last year. Net income for the first six months was $812,000, or $0.07 per diluted share, compared to net income of $624,000 reported in the same period last year. Included in the first six months of 2004 results was $727,000 of pre-tax, non-cash, stock-based compensation charges, compared to charges of $462,000 in the same period last year.

“We are pleased with our progress in the first half of 2004 as a public company,” said Kevin Connors, President and Chief Executive Officer. “Our second quarter results confirm the growing market acceptance of our versatile technology platforms and our multi-application systems. We will continue to focus on our fundamental growth initiatives, including the introduction of innovative products that expand our range of aesthetic applications and aggressive expansion of our direct global sales organization, with particular emphasis on our international sales.

Management believes that third quarter revenue will be approximately $12.5 million with corresponding earnings per diluted share of $0.05. For the full year, Cutera is raising guidance and now expects revenue of $50.0 to $52.0 million and earnings per diluted share of $0.16 to $0.19, up from a range of $49.5 to $50.5 million and $0.15 to $0.17, respectively, based on an average share count of approximately 12.3 million shares.

Conference Call

Cutera, Inc. will host a conference call today, August 2, 2004, at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss its second quarter and six month results. The earnings call will be broadcast live over the Internet hosted at the Investor Relations section of the company’s website at http://www.cutera.com and will be archived online within one hour of the completion of the conference call. In addition, you may call 800-231-5571 or international participants may call 973-582-2703. Participating in the call will be Kevin Connors, Chief Executive Officer and President, and Ron Santilli, Chief Financial Officer.

A telephonic playback will be available from 3:00 p.m. PST on August 2 through 11:59 p.m. PST on August 16, 2004 by calling 877-519-4471. To access the playback; pass code is 4960807.

About Cutera, Inc.

Cutera™ designs, develops, manufactures and markets the CoolGlide® family of products for use in laser and other light-based aesthetic applications. The original CoolGlide CV™ provides permanent hair reduction on all skin types. The second generation CoolGlide Excel® incorporated features to treat a variety of vascular lesions, which include facial telangiectasia, spider and reticular leg veins. The CoolGlide Vantage™ added non-ablative skin therapy to the range of applications offered by the system. The CoolGlide Xeo™ further allows practitioners the capability to treat pigmented lesions. The new Xeo SA™ offers a platform for next-generation pulsed light treatment, with an upgrade path to the CoolGlide Xeo.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s financial results for the second quarter of 2004, as well as its expectations regarding financial results for the third quarter of 2004 and for the 2004 fiscal year, are forward-looking statements within the meaning of the Safe Harbor. Forward-Looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera’s actual results to differ materially from the statements contained herein. Cutera’s second quarter financial results, as discussed in this release are preliminary and unaudited, and subject to adjustment. Estimates of third quarter and year-end financial results are subject to a number of assumptions regarding the future operation of our business. Further information on potential risk factors that could affect Cutera’s business and its financial results are detailed in its 10-Q as filed with the Securities and Exchange Commission on May 12, 2004. Undue reliance should not be placed on forward–looking statements, especially guidance on future financial performance, which speaks only as of the date such statements are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

— Financial Tables Follow —

###

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$52,652	$10,290
Restricted cash	250	250
Short-term investments	6,090	—
Accounts receivable, net	6,543	7,597
Inventory	2,935	2,239
Current portion of deferred tax asset	2,107	1,699
Other current assets	993	879

Total current assets	71,570	22,954
Property and equipment, net	976	734
Intangibles, net	426	453
Deferred tax asset, net of current portion	46	57

Total assets	$73,018	$24,198

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Accounts payable	$2,387	$1,915
Accrued liabilities	5,317	5,709
Deferred revenue	1,046	1,125

Total current liabilities	8,750	8,749
Deferred rent	424	—
Deferred revenue, net of current portion	592	202

Total liabilities	9,766	8,951

Redeemable convertible preferred stock	—	7,372

Stockholders’ equity:
Common stock	11	2
Additional paid-in capital	61,253	7,579
Deferred stock-based compensation	(3,002)	(3,888)
Retained earnings	4,994	4,182
Other comprehensive loss	(4)	—

Total stockholders’ equity	63,252	7,875

Total liabilities and stockholders’ equity	$73,018	$24,198

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Net revenue	$12,265	$9,018	$23,845	$15,614
Cost of revenue(1)	3,400	2,760	7,049	4,993

Gross profit	8,865	6,258	16,796	10,621

Operating expenses:
Sales and marketing	4,623	3,049	8,901	5,537
Research and development	1,047	683	2,006	1,435
General and administrative	1,909	1,179	3,978	2,261
Amortization of deferred stock compensation (1)	316	196	637	373

Total operating expenses	7,895	5,107	15,522	9,606

Income from operations	970	1,151	1,274	1,015
Interest and other income (expense), net	(2)	12	57	30

Income before income taxes	968	1,163	1,331	1,045
Provision for income taxes	(377)	(468)	(519)	(421)

Net income	$591	$695	$812	$624

Net income available to common stockholders (2)	$576	$213	$648	$192

Net income per share:
Basic (2)	$0.05	$0.10	$0.11	$0.09

Diluted	$0.05	$0.08	$0.07	$0.07

Weighted-average number of shares used in per share calculations:
Basic (2)	10,549	2,071	5,997	2,036

Diluted	12,960	8,799	10,921	8,711

(1)	Amortization of deferred stock compensation related to:

Cost of revenue	$39	$46	$90	$89

Operating expenses:
Sales and marketing	64	45	147	73
Research and development	105	73	204	145
General and administrative	147	78	286	155

	316	196	637	373

Total deferred stock compensation expense	$355	$242	$727	$462

(2)	In April 2004, the Emerging Issues Task Force issued Statement No. 03-06 “Participating Securities and the Two Class Method Under FASB Statement No. 128, Earnings Per Share” (“EITF 03-06”). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004 and requires retroactive adjustment of prior period earnings per share to ensure comparability. The Company adopted EITF 03-06 during the period ended June 30, 2004 and has retroactively adjusted reported basic earnings per share for the three and six month periods ended June 30, 2003. There was no effect on diluted earnings per share.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$812	$624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	246	194
Allowance for doubtful accounts	102	—
Stock based compensation	727	462
Reserve for excess and obsolete inventory	95	—
Change in deferred tax asset	(397)	—
Tax benefit related to employee stock options	88	—
Change in other comprehensive income	(4)	—
Loss on disposal of assets	104	29
Changes in assets and liabilities:
Accounts receivable	952	(1,773)
Inventory	(791)	(220)
Other current assets	(114)	(51)
Accounts payable	472	433
Accrued liabilities	(545)	280
Deferred rent	424	—
Deferred revenue	311	402

Net cash provided by operating activities	2,482	380

Cash flows used in investing activities:
Acquisition of property and equipment	(565)	(246)
Purchase of short-term investments	(6,090)	—
Change in restricted cash	—	(60)

Net cash used in investing activities	(6,655)	(306)

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	199	76
Proceeds from issuance of common stock, net	46,336	—

Net cash provided by financing activities	46,535	76

Net increase in cash and cash equivalents	42,362	150
Cash and cash equivalents at beginning of period	10,290	8,276

Cash and cash equivalents at end of period	$52,652	$8,426

Supplemental disclosure of cash flow information:
Conversion of preferred to common stock	$7,372	$—
Deferred stock-based compensation	$159	$—
Cash paid for taxes	$1,123	$213